UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2011

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On April 8, 2011, the Audit Committee of the Board of Directors of Torvec, Inc. (the "Company") approved the engagement of Freed Maxick & Battaglia, CPAs, PC ("Freed") as the Company's independent registered public accounting firm for the year commencing January 1, 2011.

During the years ended December 31, 2010 and 2009 and through April 8, 2011, neither the Company nor anyone on its behalf has consulted with Freed with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report nor oral advice was provided to the Company that Freed has concluded was an important factor to be considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 (a)(1)(v) of Regulation S-K.

In connection with the selection of Freed, on April 8, 2011, the Audit Committee decided not to renew the engagement of EisnerAmper LLP ("Eisner") as the Company's independent registered public accounting firm with respect to the Company's fiscal year commencing January 1, 2011. The decision to change auditors was based upon the Audit Committee's desire to reduce audit fees and to engage auditors geographically closer to the Company's headquarters in Rochester, New York.

The reports of Eisner on the Company's consolidated financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2009, and through April 8, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Eisner on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of Eisner, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports for such years.

During the years ended December 31, 2010 and 2009, and through April 8, 2011, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K), except that Eisner advised the Company's Audit Committee that during its performance of audit procedures for 2009, Eisner had identified material weaknesses as defined in Public Company Accounting Oversight Board Standard No. 5 in the Company's internal control over financial reporting as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for each of the three month periods ended March 31, 2010, June 30, 2010 and September 30, 2010 as filed with the Securities and Exchange Commission ("SEC").

As the Company disclosed in its Annual Report on Form 10-K for the year ended December 31, 2010, management has taken appropriate and reasonable steps to make the necessary improvements to remediate the material weaknesses identified as of December 31, 2009 by improving the controls around each of the specific material weaknesses and subsequently improved management's focus on the Company's control environment with the addition of a new chief financial officer in October, 2010. The Company did not receive communication of any material weaknesses from Eisner in connection with the audit of our financial statements for the year ended December 31, 2010.

The Company has provided Eisner with a copy of the disclosures contained in this Current Report, Form 8-K, prior to its filing with the SEC and has requested that Eisner furnish the Company with a letter addressed to the SEC stating whether Eisner agrees with the statements made herein and if not, stating the respects in which it does not agree. A copy of such letter, dated April 13, 2011, is filed as Exhibit 16.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

April 14, 2011	By:	Robert W. Fishback

Name: Robert W. Fishback
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from EisnerAmper LLP to SEC